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                                                                    Exhibit 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the inclusion in this Form 10-K of our report dated February 19, 1997. It should be noted that we have not audited any financial statements of Medallion Financial Corp. subsequent to December 31, 1996 or performed any audit procedures subsequent to the date of our report.



                                             /s/ Arthur Andersen LLP


                                             ARTHUR ANDERSEN LLP


Boston Massachusetts
March 27, 1997